EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FIRST QUARTER RESULTS

Net Income from Continuing Operations — $20.4 million or $0.50 per Diluted Share

LOUISVILLE, Ky. (April 27, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2006. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Results

Continuing Operations

Revenues for the first quarter of 2006 rose 13% to $1.0 billion compared to $930 million in the year-earlier period. Net income from continuing operations totaled $20.4 million or $0.50 per diluted share compared to $33.4 million or $0.75 per diluted share in the first quarter last year.

Operating results for the first quarter of 2006 included certain items that, in the aggregate, decreased net income by approximately $0.5 million or $0.01 per diluted share. These items included pretax income of $1.9 million related to the favorable settlement of prior year hospital Medicare cost reports, a $1.3 million pretax gain from an institutional pharmacy joint venture transaction, a pretax charge of $2.7 million related primarily to revisions to prior estimates for accrued contract labor costs in the Company’s rehabilitation division, and a pretax charge of $1.3 million for investment banking services and costs related to the rent reset issue with Ventas, Inc. (“Ventas”) (NYSE:VTR), the Company’s primary landlord.

As previously disclosed, the Company began to recognize compensation expense prospectively in its consolidated financial statements for non-vested stock options on January 1, 2006. The expensing of stock options reduced net income in the first quarter of 2006 by approximately $1.3 million or $0.03 per diluted share.

Operating results for the first quarter of 2005 included certain items that, in the aggregate, increased net income by approximately $2.6 million or $0.06 per diluted share. These items included favorable pretax adjustments of $2.9 million related to the settlement of prior year hospital Medicare cost reports and $1.4 million of accrued reorganization costs.

Discontinued Operations

In the first quarter of 2006, the Company reported net income from discontinued operations totaling $3.4 million or $0.08 per diluted share compared to net income of $3.5 million or $0.08 per diluted share in the first quarter of 2005. Operating results for discontinued operations in both periods included favorable pretax adjustments resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were divested in prior years. These pretax adjustments aggregated $7.0 million ($4.3 million net of income taxes or $0.11 per diluted share) in the first quarter of 2006 and $9.6 million ($5.9 million net of income taxes or $0.13 per diluted share) in the first quarter of 2005.

Other Quarterly Information

Over the last few years, the Company’s limited purpose insurance subsidiary has achieved improved professional liability underwriting results. As a result, the Company received a return of capital of approximately $25 million from its limited purpose insurance subsidiary during the first quarter of 2006. These proceeds were used primarily to repay borrowings under the Company’s revolving credit facility.

Management Commentary

“In the first quarter, we continued to execute our operating strategy as we faced a number of regulatory changes in our operating divisions,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “Our hospital division continued to produce solid results, with overall admissions increasing 10% and non-government admissions increasing 23% in the first quarter compared to a year ago. On a same-store basis, overall hospital admissions increased 6% compared to the first quarter of 2005. Our nursing center revenues increased over 8% from last year’s first quarter while volume grew over 2%. Our nursing center operators also addressed the many challenges associated with the new RUGs refinement system that became effective on January 1. KPS turned in another strong quarter, particularly in light of the many significant issues related to the Medicare Part D transition. KPS revenues increased over 45% in the first quarter of this year compared to the same period in 2005, with customer beds at March 31 up 24% from a year ago. In Peoplefirst, we successfully managed through the new therapy cap rules and we are starting to see growth in our external customer base that should continue over the balance of the year.”

Commenting on the Company’s recent development activities, Mr. Diaz noted, “We completed the Commonwealth acquisition at the end of February, a relatively large transaction in which we acquired six hospitals, eleven nursing centers and four assisted living facilities. Additionally, these new facilities will be serviced by our KPS pharmacy business and our Peoplefirst rehabilitation business. While we have operated these facilities for only a short period, our transition of these operations is proceeding as planned.”

Warrant Expiration

As previously announced and in accordance with their terms, the Company’s Series A warrants and Series B warrants expired on April 20, 2006. In connection with the exercise of these warrants, the Company issued approximately 10.1 million shares of common stock and received net proceeds of approximately $142.3 million. The Company intends to repurchase shares of its common stock in the open market with the cash proceeds from the exercise of the warrants over time and subject to market conditions. The Company’s diluted earnings per share is derived by use of the treasury method of accounting, which assumes that warrants are converted and shares of common stock are repurchased simultaneously. Since the Company’s repurchase of its common stock in the open market is subject to certain daily trading volume limitations, the actual dilution resulting from the exercise of the warrants in 2006 may be higher than the levels reported in its historical financial statements. At April 26, 2006, the Company’s outstanding common stock aggregated approximately 47.2 million shares.

Proposed Regulatory Changes

As previously disclosed, the Centers for Medicare and Medicaid Services (“CMS”) issued proposed regulatory changes regarding Medicare reimbursement to long-term acute care hospitals (the “Proposed Hospital Rule”) on January 19, 2006. Based upon the Company’s historical Medicare patient volumes, the Company expects that the Proposed Hospital Rule would reduce Medicare revenues to the Company’s hospitals associated with short stay outliers and high cost outliers between $115 million and $120 million on an annual basis. This estimate does not include the negative impact resulting from the elimination of the annual market basket adjustment to the Medicare payment rates that also is contained in the Proposed Hospital Rule. The annual market basket adjustment has typically ranged between 3% and 4%, or approximately $25 million to $30 million in annual revenues. The Proposed Hospital Rule would be effective for discharges occurring on or after July 1, 2006. The Proposed Hospital Rule is expected to be issued in its final form on or about May 1, 2006, and as such, is subject to change.

Mr. Diaz commented, “We have worked extensively over the past few months to demonstrate the significant negative impact that the Proposed Hospital Rule would have on our shared goal with CMS of ensuring that Medicare beneficiaries who need long-term acute care hospital services receive high quality care in the most appropriate setting. We believe this goal is best achieved by developing certification criteria to ensure that the most medically complex patients are treated in long-term acute care hospitals and that these facilities have the resources and capabilities to treat those patients.”

No Earnings Guidance for 2006

Primarily as a result of uncertainties related to the Proposed Hospital Rule, the Company is not providing 2006 earnings guidance at this time. There is also uncertainty with respect to the previously disclosed rent reset option available to Ventas.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the

Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the Proposed Hospital Rule, and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (h) national and regional economic conditions, particularly their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (k) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (l) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (m) the Company’s ability to successfully dispose of unprofitable facilities; and (n) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2006	2005
Revenues	$1,048,157	$930,473

Income from continuing operations	$20,422	$33,377
Discontinued operations, net of income taxes:
Income from operations	3,380	3,513
Gain on divestiture of operations	157	—

Net income	$23,959	$36,890

Earnings per common share:
Basic:
Income from continuing operations	$0.56	$0.92
Discontinued operations:
Income from operations	0.09	0.10
Gain on divestiture of operations	—	—

Net income	$0.65	$1.02

Diluted:
Income from continuing operations	$0.50	$0.75
Discontinued operations:
Income from operations	0.08	0.08
Gain on divestiture of operations	—	—

Net income	$0.58	$0.83

Shares used in computing earnings per common share:
Basic	36,576	36,312
Diluted	41,091	44,410

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2006	2005
Revenues	$1,048,157	$930,473

Salaries, wages and benefits	572,892	508,680
Supplies	164,733	127,615
Rent	71,785	67,184
Other operating expenses	176,118	149,000
Depreciation and amortization	28,454	23,768
Interest expense	2,649	2,000
Investment income	(3,691)	(2,347)

	1,012,940	875,900

Income from continuing operations before reorganization items and income taxes	35,217	54,573
Reorganization items	—	(1,371)

Income from continuing operations before income taxes	35,217	55,944
Provision for income taxes	14,795	22,567

Income from continuing operations	20,422	33,377
Discontinued operations, net of income taxes:
Income from operations	3,380	3,513
Gain on divestiture of operations	157	—

Net income	$23,959	$36,890

Earnings per common share:
Basic:
Income from continuing operations	$0.56	$0.92
Discontinued operations:
Income from operations	0.09	0.10
Gain on divestiture of operations	—	—

Net income	$0.65	$1.02

Diluted:
Income from continuing operations	$0.50	$0.75
Discontinued operations:
Income from operations	0.08	0.08
Gain on divestiture of operations	—	—

Net income	$0.58	$0.83

Shares used in computing earnings per common share:
Basic	36,576	36,312
Diluted	41,091	44,410

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$24,012	$83,420
Cash – restricted	5,253	5,135
Insurance subsidiary investments	227,203	231,134
Accounts receivable less allowance for loss	564,888	479,605
Inventories	45,195	43,731
Deferred tax assets	61,078	61,078
Assets held for sale	3,710	12,056
Other	38,283	28,805

	969,622	944,964
Property and equipment	923,336	891,009
Accumulated depreciation	(396,543)	(369,393)

	526,793	521,616
Goodwill	102,275	69,879
Intangible assets less accumulated amortization	114,400	34,317
Insurance subsidiary investments	43,524	48,796
Deferred tax assets	73,753	73,750
Other	82,415	67,239

	$1,912,782	$1,760,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,042	$134,547
Salaries, wages and other compensation	247,187	244,851
Due to third party payors	22,959	26,642
Professional liability risks	69,129	70,090
Other accrued liabilities	79,343	79,704
Income taxes	74,954	58,572
Long-term debt due within one year	6,474	6,221

	623,088	620,627
Long-term debt	136,330	26,323
Professional liability risks	188,272	182,113
Deferred credits and other liabilities	65,787	60,962
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,887 shares – March 31, 2006 and 37,331 shares – December 31, 2005	9,722	9,333
Capital in excess of par value	683,991	673,358
Deferred compensation	—	(14,228)
Accumulated other comprehensive loss	(65)	(60)
Retained earnings	205,657	202,133

	899,305	870,536

	$1,912,782	$1,760,561

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$23,959	$36,890
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	28,454	24,114
Amortization of stock-based deferred compensation costs	4,694	1,912
Provision for doubtful accounts	8,717	4,987
Gain on divestiture of discontinued operations	(157)	—
Reorganization items	—	(1,371)
Other	(1,604)	(186)
Change in operating assets and liabilities:
Accounts receivable	(93,678)	(59,132)
Inventories and other assets	(18,977)	(10,359)
Accounts payable	3,649	(2,445)
Income taxes	16,294	25,332
Due to third party payors	(3,683)	(10,579)
Other accrued liabilities	7,962	8,791

Net cash provided by (used in) operating activities	(24,370)	17,954

Cash flows from investing activities:
Purchase of property and equipment	(25,295)	(17,963)
Acquisition of healthcare facilities	(123,073)	(27,600)
Acquisition deposit	—	(31,500)
Sale of assets	10,305	1,055
Purchase of insurance subsidiary investments	(40,731)	(113,884)
Sale of insurance subsidiary investments	58,560	84,591
Net change in insurance subsidiary cash and cash equivalents	(8,152)	13,111
Other	2,292	(99)

Net cash used in investing activities	(126,094)	(92,289)

Cash flows from financing activities:
Net change in revolving credit borrowings	111,700	25,200
Repayment of long-term debt	(1,440)	(1,216)
Payment of deferred financing costs	(486)	(38)
Issuance of common stock	290	16,699
Other	(19,008)	(19,867)

Net cash provided by financing activities	91,056	20,778

Change in cash and cash equivalents	(59,408)	(53,557)
Cash and cash equivalents at beginning of period	83,420	69,128

Cash and cash equivalents at end of period	$24,012	$15,571

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2005 Quarters				Year	First Quarter 2006
	First	Second	Third	Fourth
Revenues	$930,473	$1,035,865	$968,619	$989,042	$3,923,999	$1,048,157

Salaries, wages and benefits	508,680	535,605	531,322	537,129	2,112,736	572,892
Supplies	127,615	145,329	146,112	155,855	574,911	164,733
Rent	67,184	68,783	68,961	69,596	274,524	71,785
Other operating expenses	149,000	175,603	163,484	160,409	648,496	176,118
Depreciation and amortization	23,768	25,213	26,466	27,709	103,156	28,454
Interest expense	2,000	2,439	1,931	1,728	8,098	2,649
Investment income	(2,347)	(3,031)	(2,472)	(3,210)	(11,060)	(3,691)

	875,900	949,941	935,804	949,216	3,710,861	1,012,940

Income from continuing operations before reorganization items and income taxes	54,573	85,924	32,815	39,826	213,138	35,217
Reorganization items	(1,371)	—	—	(268)	(1,639)	—

Income from continuing operations before income taxes	55,944	85,924	32,815	40,094	214,777	35,217
Provision for income taxes	22,567	34,533	13,266	15,781	86,147	14,795

Income from continuing operations	33,377	51,391	19,549	24,313	128,630	20,422
Discontinued operations, net of income taxes:
Income (loss) from operations	3,513	12,029	(48)	2,166	17,660	3,380
Gain (loss) on divestiture of operations	—	2,647	(3,147)	(881)	(1,381)	157

Net income	$36,890	$66,067	$16,354	$25,598	$144,909	$23,959

Earnings per common share:
Basic:
Income from continuing operations	$0.92	$1.37	$0.51	$0.65	$3.45	$0.56
Discontinued operations:
Income (loss) from operations	0.10	0.32	—	0.06	0.47	0.09
Gain (loss) on divestiture of operations	—	0.07	(0.08)	(0.03)	(0.04)	—

Net income	$1.02	$1.76	$0.43	$0.68	$3.88	$0.65

Diluted:
Income from continuing operations	$0.75	$1.11	$0.43	$0.56	$2.84	$0.50
Discontinued operations:
Income (loss) from operations	0.08	0.26	—	0.05	0.39	0.08
Gain (loss) on divestiture of operations	—	0.06	(0.07)	(0.02)	(0.03)	—

Net income	$0.83	$1.43	$0.36	$0.59	$3.20	$0.58

Shares used in computing earnings per common share:
Basic	36,312	37,495	38,013	37,472	37,328	36,576
Diluted	44,410	46,367	46,033	43,736	45,239	41,091

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2005 Quarters				Year	First Quarter 2006
	First	Second	Third	Fourth
Revenues:
Hospital division	$393,040	$434,562	$389,776	$390,742	$1,608,120	$430,814
Health services division	443,144	484,581	461,272	470,501	1,859,498	479,572
Rehabilitation division	64,947	65,365	65,553	66,908	262,773	71,162
Pharmacy division	107,957	131,849	135,165	147,254	522,225	157,214

	1,009,088	1,116,357	1,051,766	1,075,405	4,252,616	1,138,762
Eliminations:
Rehabilitation	(48,497)	(49,139)	(50,932)	(51,619)	(200,187)	(55,164)
Pharmacy	(30,118)	(31,353)	(32,215)	(34,744)	(128,430)	(35,441)

	(78,615)	(80,492)	(83,147)	(86,363)	(328,617)	(90,605)

	$930,473	$1,035,865	$968,619	$989,042	$3,923,999	$1,048,157

Income from continuing operations:
Operating income (loss):
Hospital division	$101,801	$134,263	$90,728	$92,754	$419,546	$104,064	(a)
Health services division	53,680	65,447	49,928	55,035	224,090	48,563
Rehabilitation division	9,711	6,989	7,913	7,439	32,052	4,239	(b)
Pharmacy division	11,454	13,298	14,455	17,630	56,837	16,729	(c)
Corporate:
Overhead	(29,115)	(38,052)	(32,631)	(34,716)	(134,514)	(37,334	) (d)
Insurance subsidiary	(2,353)	(2,617)	(2,692)	(2,493)	(10,155)	(1,847)

	(31,468)	(40,669)	(35,323)	(37,209)	(144,669)	(39,181)

	145,178	179,328	127,701	135,649	587,856	134,414
Reorganization items	1,371	—	—	268	1,639	—

Operating income	146,549	179,328	127,701	135,917	589,495	134,414
Rent	(67,184)	(68,783)	(68,961)	(69,596)	(274,524)	(71,785)
Depreciation and amortization	(23,768)	(25,213)	(26,466)	(27,709)	(103,156)	(28,454)
Interest, net	347	592	541	1,482	2,962	1,042

Income from continuing operations before income taxes	55,944	85,924	32,815	40,094	214,777	35,217
Provision for income taxes	22,567	34,533	13,266	15,781	86,147	14,795

	$33,377	$51,391	$19,549	$24,313	$128,630	$20,422

(a)	Includes income of $1.9 million related to the favorable settlement of prior year hospital Medicare cost reports.
(b)	Includes a charge of $2.7 million related primarily to revisions to prior estimates for accrued contract labor costs.
(c)	Includes a $1.3 million gain from an institutional pharmacy joint venture transaction.
(d)	Includes a charge of $1.3 million for investment banking services and costs related to the rent reset issue with Ventas.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2005 Quarters				Year	First Quarter 2006
	First	Second	Third	Fourth
Rent:
Hospital division	$24,717	$25,244	$25,366	$25,529	$100,856	$26,619
Health services division	40,674	41,429	41,473	41,555	165,131	42,939
Rehabilitation division	800	817	817	809	3,243	869
Pharmacy division	926	1,169	1,226	1,614	4,935	1,280
Corporate	67	124	79	89	359	78

	$67,184	$68,783	$68,961	$69,596	$274,524	$71,785

Depreciation and amortization:
Hospital division	$9,554	$9,836	$10,579	$10,979	$40,948	$11,107
Health services division	7,476	7,914	8,271	8,975	32,636	9,895
Rehabilitation division	54	56	57	64	231	80
Pharmacy division	926	1,521	1,525	1,779	5,751	1,797
Corporate	5,758	5,886	6,034	5,912	23,590	5,575

	$23,768	$25,213	$26,466	$27,709	$103,156	$28,454

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$8,235	$11,289	$11,634	$14,145	$45,303	$15,365
Health services division	6,957	10,986	14,488	17,915	50,346	5,225
Rehabilitation division	2	96	17	538	653	19
Pharmacy division	1,075	1,506	1,562	2,820	6,963	2,057
Corporate:
Information systems	1,462	4,171	5,580	9,191	20,404	2,514
Other	232	550	271	1,341	2,394	115

	$17,963	$28,598	$33,552	$45,950	$126,063	$25,295

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters				Year	First Quarter 2006
	First	Second	Third	Fourth
Hospital data:
End of period data:
Number of hospitals	73	73	73	74		80
Number of licensed beds	5,603	5,603	5,603	5,694		6,347
Revenue mix % (a):
Medicare	65	71	65	65	67	64
Medicaid	6	6	7	6	6	7
Private and other	29	23	28	29	27	29
Admissions:
Medicare	7,397	7,080	7,106	7,287	28,870	7,810
Medicaid	727	823	845	827	3,222	913
Private and other	1,564	1,528	1,495	1,503	6,090	1,919

	9,688	9,431	9,446	9,617	38,182	10,642

Admissions mix %:
Medicare	76	75	75	76	76	73
Medicaid	8	9	9	8	8	9
Private and other	16	16	16	16	16	18
Patient days:
Medicare	207,670	209,670	197,725	199,857	814,922	212,116
Medicaid	26,660	28,361	30,489	29,867	115,377	37,635
Private and other	61,052	55,622	53,535	57,633	227,842	66,399

	295,382	293,653	281,749	287,357	1,158,141	316,150

Average length of stay:
Medicare	28.1	29.6	27.8	27.4	28.2	27.2
Medicaid	36.7	34.5	36.1	36.1	35.8	41.2
Private and other	39.0	36.4	35.8	38.3	37.4	34.6
Weighted average	30.5	31.1	29.8	29.9	30.3	29.7
Revenues per admission (a):
Medicare	$34,750	$43,798	$35,871	$34,960	$37,298	$35,247
Medicaid	30,295	30,887	32,385	29,014	30,665	34,228
Private and other	72,872	64,824	71,913	74,516	71,023	64,766
Weighted average	40,570	46,078	41,264	40,630	42,117	40,483
Revenues per patient day (a):
Medicare	$1,238	$1,479	$1,289	$1,275	$1,321	$1,298
Medicaid	826	896	898	803	856	830
Private and other	1,867	1,781	2,008	1,943	1,898	1,872
Weighted average	1,331	1,480	1,383	1,360	1,388	1,363
Medicare case mix index (discharged patients only)	1.22	1.25	1.20	1.11	1.19	1.12
Average daily census	3,282	3,227	3,062	3,123	3,173	3,513
Occupancy %	61.2	59.9	56.9	58.5	59.1	65.3

(a)	Includes income of $2.9 million in the first quarter of 2005, $54.6 million in the second quarter of 2005, $5.9 million in the third quarter of 2005, $1.9 million in the fourth quarter of 2005 and $1.9 million in the first quarter of 2006 related to certain Medicare reimbursement issues.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters					Year	First Quarter 2006
	First	Second		Third	Fourth
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	236	237		237	237		248
Managed	7	5		5	5		5

	243	242		242	242		253

Number of licensed beds:
Owned or leased	30,161	30,266		30,264	30,264		31,818
Managed	803	605		605	605		605

	30,964	30,871		30,869	30,869		32,423

Revenue mix %:
Medicare	35	32		32	33	33	35
Medicaid	47	51	(a)	50	49	49	47
Private and other	18	17		18	18	18	18
Patient days (excludes managed facilities):
Medicare	394,310	396,230		378,714	381,430	1,550,684	407,214
Medicaid	1,564,779	1,568,306		1,601,714	1,591,713	6,326,512	1,574,699
Private and other	385,093	383,986		396,053	414,738	1,579,870	413,123

	2,344,182	2,348,522		2,376,481	2,387,881	9,457,066	2,395,036

Patient day mix %:
Medicare	17	17		16	16	16	17
Medicaid	67	67		67	67	67	66
Private and other	16	16		17	17	17	17
Revenues per patient day:
Medicare Part A	$347	$346		$349	$364	$352	$374
Total Medicare (including Part B)	388	389		395	404	394	410
Medicaid	134	159	(a)	144	144	145	142
Private and other	207	211		206	211	209	216
Weighted average	189	206		194	197	197	200
Average daily census	26,046	25,808		25,831	25,955	25,910	26,612
Occupancy %	86.0	85.3		85.3	85.8	85.6	86.5
Rehabilitation data:
Revenue mix %:
Company-operated	76	77		78	77	76	78
Non-affiliated	24	23		22	23	24	22
Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,105	28,649		28,649	28,657		30,449
Non-affiliated	46,745	56,112		55,201	64,625		63,683

	75,850	84,761		83,850	93,282		94,132

(a)	Includes income of $31.8 million for periods prior to April 1, 2005 related to retroactive Medicaid rate increases in the state of Indiana. Related provider tax expense of $16.0 million under this program was recorded in other operating expenses.